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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 1,500,000 shares of common stock in the iVOW, Inc. (f/k/a Vista Medical Technologies, Inc.) 1997 Stock Option/Stock Issuance Plan of our report dated March 2, 2004, with respect to the consolidated financial statements and schedule of iVOW, Inc. (f/k/a Vista Medical Technologies, Inc.) included in its Annual report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
February 23, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM